Exhibit 23.1

KPMG LLP

Suite 2000

303 Peachtree Street, N.E.

Atlanta, GA 30308-3210

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 22, 2023, with respect to the consolidated financial statements of Mohawk Industries, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Atlanta, Georgia

April 28, 2023